Exhibit 99.1
RATTLER MIDSTREAM LP, A SUBSIDIARY OF DIAMONDBACK ENERGY, INC., REPORTS THIRD QUARTER 2019 FINANCIAL AND OPERATING RESULTS

MIDLAND, Texas, November 5, 2019 (GLOBE NEWSWIRE) -- Rattler Midstream LP (NASDAQ: RTLR) (“Rattler” or the “Company”), a subsidiary of Diamondback Energy, Inc. (NASDAQ: FANG) (“Diamondback”), today announced financial and operating results for the third quarter ended September 30, 2019.

THIRD QUARTER 2019 HIGHLIGHTS

•	Q3 2019 consolidated net income (including non-controlling interest) of $48.1 million, consolidated adjusted EBITDA (as defined and reconciled below) of $67.0 million

•	Q3 2019 capital expenditures of $84.6 million

•	Q3 2019 average produced water volumes of 846 MBbl/d, up 10% over Q2 2019 and 157% over Q3 2018

•	Q3 2019 average fresh water volumes of 384 MBbl/d, down 14% over Q2 2019 and up 37% over Q3 2018

•	Q3 2019 average crude oil gathering volumes of 89 MBbl/d, up 14% over Q2 2019 and 62% over Q3 2018

•	Q3 2019 average gas gathering volumes of 91 BBtu/d, up 8% over Q2 2019 and 95% over Q3 2018

•
Announced $355 million joint acquisition of Reliance Gathering, LLC (“Reliance Gathering”) with Oryx Midstream ("Oryx"); Rattler to own 60% of the joint venture with anticipated close in the fourth quarter of 2019

2020 CAPITAL AND OPERATING PLAN HIGHLIGHTS

•	Full year 2020 adjusted EBITDA guidance of $350 - $400 million, up 44% at the midpoint from the midpoint of 2019 guidance, including $40 - $60 million from equity method investments

•	Full year 2020 capital expenditures guidance of $200 - $225 million down 15% at the midpoint from 2019 guidance excluding contributions to equity method investments

•	Full year 2020 average produced water volumes of 950 - 1,050 MBbl/d, up 27% at the midpoint from the midpoint of 2019 guidance

•	Full year 2020 average fresh water volumes of 400 - 425 MBbl/d, up 6% at the midpoint from the midpoint of 2019 guidance

•	Full year 2020 average crude oil gathering volumes of 100 - 110 MBbl/d, up 24% at the midpoint from the midpoint of 2019 guidance

•	Full year 2020 average gas gathering volumes of 100 - 120 BBtu/d, up 38% at the midpoint from the midpoint of 2019 guidance

•	Expected 2020 contributions to equity method investments of ~$100 million, which will complete the majority of expected capital contributions to existing equity method investments

“Rattler continued to execute in its second quarter as a public company with continued volume growth in the oil gathering and salt water disposal segments during the quarter, while fresh water volumes declined due to Diamondback's allocation of frac spreads to legacy Energen acreage positions, where Rattler does not currently own fresh water assets. Rattler has produced positive discretionary free cash flow through the first three quarters of 2019, excluding contributions to equity investments, a trend expected to continue into 2020.  The initial 2020 plan, released today, shows a company expected to grow adjusted EBITDA by over 44% year over year due to core business growth and the addition of significant contributions from equity investments ramping up in 2020, while base business capex is expected to decline by ~15% year over year.  Over the long term, Rattler expects to grow its free cash flow per unit through a base business that continues to grow with Diamondback’s volumes, while capex required to grow its base business declines.  Two of our pipeline equity investments are scheduled to ramp up in 2020, which, along with our acquisition of Reliance Gathering, are expected to increase our oil exposure and add to the free cash flow per unit growth of the company,” stated Travis Stice, Chief Executive Officer of Rattler’s general partner.

Mr. Stice continued, “Rattler has now made two major equity investments since going public a few months ago, a trend which we do not expect to continue in a meaningful way.  The Company took advantage of going public with no leverage to make the investments in Wink to Webster and Reliance Gathering without having to access the capital markets, which was presented as an investment highlight at the time of IPO.  Both of these investments fit into our strategy of growing oil weighted exposure in projects where Diamondback has a strong presence and line of sight to growth and development.  Rattler has now invested in the three pipelines expected to transport almost all of Diamondback’s anticipated oil production for many years, as well as a gathering system where Diamondback has active development and significant inventory for multi-year growth.”

OPERATIONS AND FINANCIAL UPDATE

During the third quarter of 2019, the Company recorded total operating income of $52.6 million and consolidated net income (including non-controlling interest) of $48.1 million. This represents a decrease in total operating income of 5% over the second quarter of 2019 and an increase of 132% over the third quarter of 2018, and an increase in consolidated net income (including non-controlling interest) of 3% over the second quarter of 2019 and 170% over the third quarter of 2018.

Third quarter 2019 Adjusted EBITDA (as defined and reconciled below) was $67.0 million, up 1% from $66.6 million in Q2 2019 and up 133% from $28.7 million in Q3 2018.

During the third quarter of 2019, average produced water volumes were 846 MBbl/d, up 10% over Q2 2019 and 157% over Q3 2018. Average fresh water volumes were 384 MBbl/d, down 14% over Q2 2019 and up 37% over Q3 2018. Average oil gathering volumes were 89 MBbl/d, up 14% over Q2 2019 and 62% over Q3 2018. Average gas gathering volumes were 91 BBtu/d, up 8% over Q2 2019 and 95% over Q3 2018.

Third quarter capital expenditures totaled $84.6 million, and aggregate contributions to equity method long-haul pipeline joint ventures were $38.7 million.

As of September 30, 2019, the Company had a cash balance of $2.7 million and $497.0 million available under its $600.0 million revolving credit facility.

CASH DISTRIBUTION

On October 31, 2019, the board of directors of the General Partner approved a cash distribution for the third quarter of 2019 of $0.25 per common unit, totaling $0.34 per common unit as prorated for the period from the closing of the IPO through September 30, 2019, payable on November 22, 2019, to unitholders of record at the close of business on November 15, 2019.

RELIANCE GATHERING

On October 3, 2019, Rattler and Oryx Midstream, a portfolio company of Stonepeak Infrastructure Partners, announced that OMOG JV LLC, their newly-formed joint venture entity (the “Joint Venture”), had entered into a definitive purchase and sale agreement with Reliance Midstream, LLC and other third-party sellers to acquire 100% of Reliance Gathering for $355 million in cash, subject to certain adjustments under the purchase and sale agreement. In accordance with their membership interests in the Joint Venture, Rattler and Oryx will pay 60% and 40% of the purchase price, respectively.

Pursuant to the limited liability company agreement entered into in connection with the formation of the Joint Venture, the Joint Venture will be managed by a board of managers consisting of designees of Rattler and Oryx. Oryx will be the operator of the gathering system under an operating and management services agreement entered into with the Joint Venture.

The acquisition is anticipated to close in the fourth quarter of 2019, subject to certain closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. Rattler intends to fund its portion of the purchase price for the pending acquisition that is due at closing with cash on hand and borrowings under its credit facility. Rattler will account for the Joint Venture as an equity method investment.

GUIDANCE UPDATE

Below is Rattler's guidance for the full year 2019 and initial guidance for 2020.

Rattler Midstream LP Guidance
	Updated 2019	2020

Rattler Volumes
Produced Water Gathering Volumes (MBbl/d)	775 - 800	950 - 1,050
Fresh Water Gathering Volumes (MBbl/d)	375 - 400	400 - 425
Oil Gathering Volumes (MBbl/d)	80 - 90	100 - 110
Gas Gathering Volumes (BBtu/d)	75 - 85	100 - 120

Financial Metrics ($ millions except per unit metrics)
Adjusted EBITDA	$255 - $265	$350 - $400
Equity Method Investment EBITDA	-	$40 - $60
Operated Midstream Capex(a)	~$250	$200 - $225
Long-Haul Pipeline Contributions	$260 - $270	~$100
Depreciation, Amortization & Accretion	$40 - $50	$45 - $55
Annualized Distribution per Unit	$1.00	-

(a)	Includes ~$17 million of acquisitions in 2H 2019

CONFERENCE CALL

Rattler will host a conference call and webcast for investors and analysts to discuss its results for the third quarter of 2019 on Wednesday, November 6, 2019 at 10:00 a.m. CT. Participants should call (877) 288-2756
(United States/Canada) or (470) 495-9481 (International) and use the confirmation code 3998143. A telephonic replay will be available from 1:00 p.m. CT on Wednesday, November 6, 2019 through Wednesday, November 13, 2019 at 1:00 p.m. CT. To access the replay, call (855) 859-2056 (United States/Canada) or (404) 537-3406 (International) and enter confirmation code 3998143. A live broadcast of the earnings conference call will also be available via the internet at www.rattlermidstream.com under the “Investors” section of the site. A replay will also be available on the website following the call.

About Rattler Midstream LP

Rattler Midstream LP is a growth-oriented Delaware limited partnership formed in July 2018 by Diamondback Energy, Inc. to own, operate, develop and acquire midstream infrastructure assets in the Midland and Delaware Basins of the Permian Basin. Rattler provides crude oil, natural gas and water-related midstream services (including fresh water sourcing and transportation and saltwater gathering and disposal) to Diamondback under long-term, fixed-fee contracts. For more information, please visit www.rattlermidstream.com.

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas. For more information, please visit www.diamondbackenergy.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than historical facts, that address activities that Rattler assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events, including specifically the statements regarding any pending, completed or future acquisitions discussed above. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of Rattler. Information concerning these risks and other factors can be found in Rattler’s filings with the Securities and Exchange Commission (“SEC”), including its Final Prospectus, dated May 22, 2019 and filed May 24, 2019, and current report on Form 8-K filed with the SEC on May 29, 2019, which can be obtained free of charge on the SEC’s web site at http://www.sec.gov. Rattler undertakes no obligation to update or revise any forward-looking statement.

Rattler Midstream LP
Consolidated Balance Sheets
(unaudited, in thousands, except unit amounts)

	September 30,	December 31,
	2019	2018
Assets
Current assets:
Cash	$2,694	$8,564
Accounts receivable—related party	29,858	18,274
Accounts receivable—third party	2,894	1,849
Fresh water inventory	13,039	9,200
Other current assets	615	4,209
Total current assets	49,100	42,096
Property, plant and equipment:
Land	88,509	70,373
Property, plant and equipment	883,724	415,888
Accumulated depreciation, amortization and accretion	(53,166)	(28,317)
Property, plant and equipment, net	919,067	457,944
Right of use assets	742	—
Equity method investments	224,990	—
Real estate assets, net	99,664	93,023
Intangible lease assets, net	8,754	10,954
Other assets	3,931	—
Total assets	$1,306,248	$604,017

Rattler Midstream LP
Consolidated Balance Sheets - Continued
(unaudited, in thousands, except unit amounts)

	September 30,	December 31,
	2019	2018
Liabilities and Unitholders’ Equity
Current liabilities:
Accounts payable—third party	$104	$100
Other accrued liabilities	73,066	51,804
Taxes payable	108	11,514
Short-term lease liability	742	—
Total current liabilities	74,020	63,418
Long-term debt	103,000	—
Asset retirement obligations	9,520	561
Deferred income taxes	4,560	12,912
Total liabilities	191,100	76,891
Commitment and contingencies
Unitholders' equity:
Limited partners member's equity—Diamondback	—	527,125
General partner—Diamondback	1,000	—
Common units—public (43,700,000 units issued and outstanding as of September 30, 2019)	738,699	—
Class B units—Diamondback (107,815,152 units issued and outstanding as of September 30, 2019)	1,000	1
Total Rattler Midstream LP unitholders’ equity	740,699	527,126
Non-controlling interest	374,449	—
Total equity	1,115,148	527,126
Total liabilities and unitholders’ equity	$1,306,248	$604,017

Rattler Midstream LP
Consolidated Statements of Operations
(unaudited, in thousands, except per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
		Predecessor		Predecessor
Revenues:
Revenues—related party	$104,866	$46,369	$296,508	$124,170
Revenues—third party	6,840	(82)	15,405	279
Rental income—related party	1,399	672	3,370	1,683
Rental income—third party	1,894	2,087	5,999	6,053
Other real estate income—related party	111	707	265	779
Other real estate income—third party	305	(452)	818	—
Total revenues	115,415	49,301	322,365	132,964
Costs and expenses:
Direct operating expenses	29,789	8,458	76,381	24,656
Cost of goods sold (exclusive of depreciation and amortization)	17,350	10,850	46,252	24,368
Real estate operating expenses	742	553	1,963	1,371
Depreciation, amortization and accretion	11,736	6,039	31,798	17,830
General and administrative expenses	3,240	729	7,677	1,409
(Gain) loss on sale of property, plant and equipment	—	—	(4)	2,568
Total costs and expenses	62,857	26,629	164,067	72,202
Income from operations	52,558	22,672	158,298	60,762
Other income (expense):
Interest expense, net	(553)	—	(638)	—
Expense from equity investments	(631)	—	(695)	—
Total other income (expense)	(1,184)	—	(1,333)	—
Net income before income taxes	51,374	22,672	156,965	60,762
Provision for income taxes	3,294	4,892	22,850	13,114
Net income after taxes	$48,080	$17,780	$134,115	$47,648

Net income before initial public offering			$65,995

Net income subsequent to initial public offering			$68,120
Net income attributable to non-controlling interest subsequent to initial public offering	36,549		51,786
Net income attributable to Rattler Midstream LP	$11,531		$16,334

Net income attributable to common limited partners per unit - subsequent to initial public offering:
Basic	$0.26		$0.37
Diluted	$0.26		$0.37
Weighted average number of limited partner units outstanding:
Basic	43,700		43,564
Diluted	44,836		44,710

Rattler Midstream LP
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Nine Months Ended September 30,
	2019	2018
		Predecessor
Cash flows from operating activities:
Net income	$134,115	$47,648
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for deferred income taxes	22,850	13,114
Depreciation, amortization and accretion	31,798	17,830
(Gain) loss on sale of property, plant and equipment	(4)	2,568
Unit-based compensation expense	2,989	—
Expense from equity method investment	695	—
Changes in operating assets and liabilities:
Accounts receivable—related party	(45,297)	16,911
Accounts receivable—third party	(1,045)	(11)
Accounts payable, accrued liabilities and taxes payable	30,791	16,945
Other assets, including inventory	(13,028)	420
Net cash provided by operating activities	163,864	115,425
Cash flows from investing activities:
Additions to property, plant and equipment	(187,544)	(108,959)
Contributions to equity method investments	(76,141)	—
Proceeds from the sale of fixed assets	18	—
Net cash used in investing activities	(263,667)	(108,959)
Cash flows from financing activities:
Proceeds from borrowings from credit facility	112,000	—
Payments on credit facility	(9,000)	—
Debt issuance costs	(3,929)	—
Net proceeds from initial public offering—public	719,376	—
Net proceeds from initial public offering—General Partner	1,000	—
Net proceeds from initial public offering—Diamondback	999	—
Distribution to Diamondback	(726,513)	—
Net cash provided by financing activities	93,933	—
Net (decrease) increase in cash	(5,870)	6,466
Cash at beginning of period	8,564	8
Cash at end of period	$2,694	$6,474
Supplemental disclosure of non-cash financing activity:
Contributions from Diamondback	$456,055	$176,535
Supplemental disclosure of non-cash investing activity:
Increase in long term assets and inventory	$456,055	$176,535
Change in accrued liabilities related to property, plant and equipment	$4,083	$(7,253)

Rattler Midstream LP
Pipeline Infrastructure Assets
(unaudited, in miles)

	Delaware Basin	Midland Basin	Permian Total
Crude oil	102	44	146
Natural gas	148	—	148
SWD	250	210	460
Fresh water	26	71	97
Total	526	325	851

Rattler Midstream LP
Capacity/Capability
(unaudited)

(capacity/capability)	Delaware Basin	Midland Basin	Permian Total	Utilization
Crude oil (Bbl/d)	180,000	56,000	236,000	38%
Natural gas compression (Mcf/d)	105,000	—	105,000	83%
Natural gas pipeline (Mcf/d)	150,000	—	150,000	51%
SWD (Bbl/d)	1,702,300	1,526,500	3,228,800	28%
Fresh water (Bbl/d)	120,000	455,000	575,000	67%

Rattler Midstream LP
Throughput and Volumes
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(throughput)	2019	2018	2019	2018
Crude oil gathering volumes (Bbl/d)	88,990	54,995	80,594	42,875
Natural gas gathering volumes (MMBtu/d)	91,455	46,916	78,918	36,912
Saltwater services volumes (Bbl/d)	845,877	329,332	776,215	262,642
Fresh water services volumes (Bbl/d)	384,066	280,528	394,946	268,948

NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We believe Adjusted EBITDA is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations period to period without regard to our financing methods or capital structure.

Rattler defines Adjusted EBITDA as net income before income taxes, interest expense, net of amount capitalized, interest expense related to equity investments, non-cash unit-based compensation expense, and depreciation, amortization and accretion.  Depreciation, amortization and accretion includes depreciation, amortization and accretion on assets and liabilities of Rattler Midstream Operating LLC, in addition to depreciation, amortization and accretion on our equity investments. Interest expense related to equity investments represents our proportional income (loss) from equity investments plus interest on the amount. The GAAP measure most directly comparable to Adjusted EBITDA is net income. Adjusted EBITDA should not be considered an alternative to net income or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA excludes some, but not all, items that affect net income, and these measures may vary from those of other companies. As a result, Adjusted EBITDA as presented below may not be comparable to similarly titled measures of other companies.

The following table presents a reconciliation of Adjusted EBITDA to net income, on a historical basis and pro forma basis, as applicable, for each of the periods indicated:

Rattler Midstream LP
(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Reconciliation of net income to Adjusted EBITDA:
Net income	$48,080	$17,780	$134,115	$47,648
Depreciation, amortization and accretion	11,736	6,039	31,798	17,830
Interest expense, net of amount capitalized	553	—	638	—
Interest expense related to equity investments	1,012	—	1,161	—
Depreciation related to equity investments	193	—	193	—
Non-cash unit-based compensation expense	2,158	—	2,989	—
Provision for income taxes	3,294	4,892	22,850	13,114
Adjusted EBITDA	67,026	$28,711	193,744	$78,592
Less: Adjusted EBITDA prior to the Offering	—		(100,743)
Adjusted EBITDA subsequent to the Offering	67,026		93,001
Less: Adjusted EBITDA attributable to non-controlling interest	(47,694)		(66,177)
Adjusted EBITDA attributable to Rattler Midstream LP	$19,332		$26,824
Investor Contact:
Adam Lawlis
+1 432.221.7467
IR@rattlermidstream.com

Source: Rattler Midstream LP; Diamondback Energy, Inc.